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                                                                    EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of
PLX Technology, Inc. for the registration of 3,399,646 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 2003, with respect to the consolidated financial statements and schedule of PLX Technology, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

San Jose, California
May 30, 2003